UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2018

CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2018, Celsion Corporation (“Celsion”) entered into a Capital on DemandTM Sales Agreement (the “Agreement”) with JonesTrading Institutional Services LLC, as sales agent (“JonesTrading”), pursuant to which Celsion may offer and sell, from time to time, through JonesTrading shares of common stock, par value $0.01 per share, of Celsion having an aggregate offering price of up to $16.0 million (the “Shares”). Celsion intends to use the net proceeds from the offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. Pending the application of the net proceeds, Celsion intends to invest the net proceeds in short-term, investment grade, interest-bearing securities.

Celsion is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, JonesTrading will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The NASDAQ Capital Market, to sell Shares from time to time based upon Celsion’s instructions, including any price, time or size limits or other customary parameters or conditions Celsion may impose.

Under the Agreement, JonesTrading may sell Shares by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement, and (ii) the termination of the Agreement by JonesTrading or Celsion. The Agreement may be terminated by JonesTrading or Celsion at any time upon 10 days’ notice to the other party, or by JonesTrading at any time in certain circumstances, including the occurrence of a material adverse change in Celsion.

Celsion will pay JonesTrading a commission of 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide JonesTrading with customary indemnification and contribution rights. Celsion has also agreed to reimburse JonesTrading for legal fees and disbursements, not to exceed $35,000 in the aggregate, in connection with entering into the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The opinion of Celsion’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

The Shares will be issued pursuant to Celsion’s previously filed and effective Registration Statement on Form S-3 (File No. 333-227236), the base prospectus dated October 12, 2018, filed as part of such Registration Statement, and the prospectus supplement dated December 4, 2018, filed by Celsion with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, unforeseen changes in the course of Celsion’s research and development activities and clinical trials; termination of the Agreement; any increase in Celsion’s cash needs; uncertainty regarding the number of Shares, if any, to be sold by Celsion; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in Celsion’s periodic reports filed with the Securities and Exchange Commission. Celsion undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 8.01 Other Events

Celsion will not offer to sell or sell any shares of its common stock pursuant to the prospectus supplement filed on October 12, 2018 which, when aggregated with all other shares of Celsion's common stock offered pursuant to the registration statement of which such prospectus supplement and the accompanying prospectus form a part, would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Sidley Austin LLP*

10.1	Capital on DemandTM Sales Agreement, dated December 4, 2018, between Celsion Corporation and JonesTrading Institutional Services LLC*

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: December 4, 2018	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer